EXHIBIT 4.3

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                      OF
                         GERRITY OIL & GAS CORPORATION
                                 WITH AND INTO
                         PATINA OIL & GAS CORPORATION

                        (Pursuant to Section 253 of the
               General Corporation Law of the State of Delaware)


     Patina Oil & Gas Corporation, a Delaware corporation (the "Corporation"), for the purpose of merging Gerrity Oil & Gas Corporation, a Delaware corporation (the "Subsidiarie"), with and into the Corporation, hereby certifies as follows:

          FIRST: The name and the state of incorporation of each of the constituent corporations of the merger is as follows:

                                                      STATE OF
               NAME                                INCORPORATION
               ----                                -------------

          Patina Oil & Gas Corporation                Delaware
          Gerrity Oil & Gas Corporation               Delaware

          SECOND: The Corporation owns all of the issued and outstanding capital stock of the Subsidiary.

          THIRD: Attached hereto as Exhibit A is a true and correct copy of the resolutions adopted on March 20, 1997, by the Board of Directors of the Corporation approving the merger of the Subsidiary with and into the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its officer thereunto duly authorized on the 21st day of March, 1997.

                              PATINA OIL & GAS CORPORATION



                              By:  /s/ Brian J. Cree
                                   ------------------------------
                                   Brian J. Cree,
                                   Executive Vice President and
                                   Chief Operating Officer

                                   EXHIBIT A
                                   ---------

                                      NOTE


$_______________                 Houston, Texas                    April 1, 1997


     FOR VALUE RECEIVED, the undersigned, Patina Oil & Gas Corporation, a Delaware corporation ("Maker"), promises to pay to the order of [Name of Bank or
                       -----                                     ---------------
Lending Office] ("Payee"), at the offices of Texas Commerce Bank National
--------------    -----
Association, as Administrative Agent (herein so called), at 1111 Fannin, 9th Floor, Houston, Texas 77002, for Payee and the other Banks hereinafter described, the principal sum of [Amount of such Bank's Commitment]
                                ----------------------------------
($___________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

     This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as hereafter renewed, extended, amended, or supplemented, the "Agreement") among Maker, Payee, Administrative Agent,
                   ---------
NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais New York Branch, as Co-Agents, and the other Banks named therein and is one of the "Notes" referred to therein. Unless otherwise
                                 -----
defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

     Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Administrative Agent above referenced from the date hereof at the rates applicable to amounts outstanding under the Loan provided in the Agreement.

     Accrued interest shall be due and payable on the expiration of each Interest Period with respect to any part of the principal outstanding hereunder which is subject to a Eurodollar Tranche with an Interest Period then expiring. The principal balance of this Note shall be paid at the times and in the amounts required by the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest thereon shall be due and payable in full on the Termination Date.

     Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

     Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, Administrative Agent may, at its option, and shall, to the extent required in accordance with the terms of the Agreement, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate or (b) the Adjusted Base Rate plus 2% until paid.

     Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.5 of the Agreement (the "Contract Rate") exceeds the
                 -----------                        -------------
Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the holder of this Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.



                              PATINA OIL & GAS CORPORATION,
                              a Delaware corporation



                              By:   /s/ David J. Kornder
                                    --------------------------------
                                    David J. Kornder,
                              Its:  Vice President

                            LOANS, MATURITIES, AND
                      PAYMENTS OF PRINCIPAL AND INTEREST

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                Payee's
               Commitment        Expiration of      Rate of Interest                                      Unpaid
 Borrowing     Percentage of        Interest          Applicable to       Amount of        Amount of     Principal    Notation Made
    Date        Borrowing           Period              Tranche         Principal Paid   Interest Paid    Balance          By
====================================================================================================================================

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

                                   EXHIBIT B
                                   ---------

                               PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this "Pledge Agreement") is dated as of the 1st day of April, 1997, by and between PATINA OIL & GAS CORPORATION, a Delaware corporation ("Pledgor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a
              -------
national banking association, as Administrative Agent for the Banks (as defined herein) (Texas Commerce Bank National Association in its capacity as Administrative Agent for the Banks is hereinafter referred to as "Pledgee").
                                                                  -------

                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Pledgor, Pledgee, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc., and Credit Lyonnais, as Co-Agents, Texas Commerce Bank National Association, individually, NationsBank of Texas, N.A., individually, Wells Fargo Bank, N.A., individually, CIBC, Inc., individually, Credit Lyonnais New York Branch, individually, and Bank One, Texas, N.A., individually (Texas Commerce Bank National Association, individually, NationsBank of Texas, N.A., individually, Wells Fargo Bank, N.A., individually, CIBC, Inc., individually, Credit Lyonnais New York Branch, individually, and Bank One, Texas, N.A., individually are herein collectively referred to as "Banks") are parties to that certain Amended and Restated Credit
                -----
Agreement (the "Credit Agreement") dated effective as of April 1, 1997, pursuant
                ----------------
to which Banks have agreed to (i) make a revolving credit loan to Pledgor, and
(ii) issue and participate in Letters of Credit for the account of Pledgor and its Restricted Subsidiaries (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, it is a condition to the agreement of Banks to make the Loan and issue and participate in Letters of Credit and Letter of Credit Exposure under the Credit Agreement that Pledgor execute and deliver this Pledge Agreement in favor of Pledgee.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged and confessed, Pledgor agrees with Pledgee as follows:

     1.   Pledge.  Upon the terms hereof, Pledgor hereby grants to Pledgee, for
          ------
the ratable benefit of each Bank and any holder from time to time of the Notes, a security interest in and to the rights, titles and interests of Pledgor in and to all of the following rights, interests and property: (a) all of the issued and outstanding shares of capital stock and other investment property issued by SOCO Wattenberg Corporation, a Delaware corporation, and any other Restricted Subsidiary of Pledgor, now owned or hereafter acquired, (collectively, the "Restricted Subsidiaries" and individually, a "Restricted Subsidiary"),
 -----------------------                       ---------------------
including, without limitation, the shares of the Restricted

Subsidiaries owned by Pledgor on the date hereof (the "Pledged Shares"); and (b)
                                                       --------------
any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Shares described in clause (a) preceding (the rights, interests and property described in clauses (a) and (b) preceding are collectively referred to herein as the "Collateral").
                                                      ----------

     2.   Secured Obligation.  The security interest herein granted (the
          ------------------
"Security Interest") shall secure payment and performance of the Obligations.
 -----------------

     3.   Representations and Warranties; Related Covenants.  Pledgor
          -------------------------------------------------
represents, warrants, covenants and agrees to and with Administrative Agent, for the benefit of each Bank, that: (a) Pledgor is the legal and beneficial owner of the Pledged Shares issued by the Restricted Subsidiaries; (b) the Pledged Shares are duly authorized and issued, fully paid and non-assessable, and all documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid; (c) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; (d) the Collateral is free and clear of all Liens, options, warrants, puts, calls or other rights of third persons, and restrictions, other than (i) those Liens arising under this Pledge Agreement or any other of the Loan Papers and Liens for Taxes not yet due and payable, and (ii) restrictions on transferability imposed by applicable state and federal securities laws; (e) Pledgor has full right and authority to pledge the Pledged Shares and other Collateral for the purposes and upon the terms set out herein; (f) certificates representing the Pledged Shares have been delivered to Pledgee, together with a duly executed blank stock power with signatures guaranteed, for each certificate; (g) the Pledged Shares constitute all of the issued and outstanding capital stock of the Restricted Subsidiaries of every class; and (h) the Restricted Subsidiaries have not issued, and there are not outstanding, any options, warrants or other rights to acquire capital stock of the Restricted Subsidiaries.

     4.   Covenants.  (a) Pledgor covenants and agrees to, from time to time,
          ---------
promptly execute and deliver to Pledgee all such other assignments, certificates, supplemental writings and financing statements as Pledgee reasonably requests in order to perfect or evidence the Security Interest. Pledgor further agrees that if Pledgor shall at any time acquire any additional shares of the capital stock or other investment property issued by any Restricted Subsidiary, and whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, Pledgor shall forthwith (and without the necessity for any request or demand by Pledgee) deliver the certificates representing such capital stock or investment property to Pledgee, in the same manner and with the same effect as described in paragraphs 1 and 3 hereof. Such capital stock or investment property shall constitute "Pledged
                                                                     -------
Shares" and "Collateral" and shall be subject to the Liens herein created, for
------       ----------
the purposes and upon the terms and conditions set forth in this Pledge Agreement and the other Loan Papers. Pledgor further covenants and agrees that, without the prior written consent of all Banks, Pledgor shall not (i) transfer any of Pledgor's rights, titles or interests in and to the Collateral or any part thereof; or (ii) create any other Lien or otherwise encumber any of the Collateral, or permit any of the Collateral to ever be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process or any Lien or encumbrance of any kind, except the Security Interest.

     (b) Pledgor will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Pledgee may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any other Person necessary or appropriate for the effective exercise of any rights under this Pledge Agreement. Without limiting the generality of the foregoing, Pledgor agrees that in the event Pledgee shall exercise any rights to sell, transfer, or otherwise dispose of, or vote, consent, or take any other action in connection with any of the Collateral pursuant to this Pledge Agreement, Pledgor shall execute and deliver all applications, certificates, and other documents as Pledgee may reasonably request and shall otherwise promptly, fully and diligently cooperate with Pledgee and any other necessary Persons, in making any application for the prior consent or approval of any other Person to the exercise by Pledgee of any rights relating to all or any of the Collateral. Furthermore, because Pledgor agrees that Pledgee's remedies at law for failure of Pledgor to comply with the provisions of this paragraph 4(b) would be inadequate and that such failure would not be adequately compensable in damages, Pledgor agrees that the covenants of this paragraph 4(b) may be specifically enforced.

     (c) Pledgor will preserve, warrant, and defend the Liens created hereby in the Collateral against the claims of all Persons whomsoever; will maintain and preserve such Liens at all times as contemplated by the Loan Papers; will not at any time assign, transfer, or otherwise dispose of its right, title and interest in and to any of the Collateral; will not at any time directly or indirectly create, assume, or suffer to exist any Lien, warrant, put, option, or other rights of third Persons and restrictions, other than the Liens created by this Pledge Agreement in and to the Collateral or any part thereof; and will not do or suffer any matter or thing whereby the Liens created by this Pledge Agreement in and to the Collateral might or could be impaired.

     5.   Conversions; Etc.  Should the Collateral, or any part thereof, ever be
          ----------------
in any manner converted by any Restricted Subsidiary into another property of the same or another type or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Collateral, then, in any such event (except as otherwise provided herein), all such property, money and other proceeds shall be and/or become part of the Collateral, and Pledgor covenants forthwith to pay or deliver to Pledgee (as pledgeholder for the pro rata benefit of each Bank as provided above) all of the same which is susceptible of delivery; and at the same time, if any Bank deems it necessary and so requests, Pledgor will properly endorse or assign the same to Pledgee (as pledgeholder for the pro rata benefit of each Bank as provided above). Without limiting the generality of the foregoing, Pledgor hereby agrees that the shares of capital stock or other investment property of the surviving corporation in any merger or consolidation involving any Restricted Subsidiary shall be deemed to constitute the same property as the Collateral. With respect to any such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of Pledgee (as pledgeholder for the pro rata benefit of each Bank as provided above), Pledgor will forthwith execute and deliver to Pledgee whatever any Bank shall deem necessary or proper for such purpose.

     6.   No Duty to Fix or Preserve Rights.  Neither Pledgee nor any Bank shall
          ---------------------------------
have any duty to fix or preserve rights against prior parties to the Collateral or shall ever be liable for failure to use diligence to collect any amount payable with respect to the Pledged Shares, or any part thereof, but shall be liable only to account to Pledgor for what such Bank may actually collect or receive thereon.

     7.   Rights of Parties Before and After the Occurrence of a Default.
          --------------------------------------------------------------

     (a)  Exercising Shareholder Rights Prior to a Default.  Unless and until a
          ------------------------------------------------
Default shall occur,

          (i) Pledgor shall be entitled to receive all cash dividends paid out of net income on a current basis to Pledgor in respect of or attributable to the Pledged Shares or other Collateral. Notwithstanding the foregoing, Pledgee shall be entitled to receive, whether or not a Default has occurred, (A) any and all other Distributions, including, but not limited to, stock dividends, liquidating Distributions or other Distributions in property made on or with respect to the Pledged Shares or any other Collateral and any proceeds of Collateral, whether resulting from subdivision, combination, or reclassification of the outstanding capital stock or other investment property issued by any Restricted Subsidiary or as a result of any merger, consolidation, acquisition, or other exchange of assets (whether or not permitted by any Loan Paper), or to which any Restricted Subsidiary is a party, and (B) all sums paid on any Collateral upon liquidation or dissolution or reduction of capital, repurchase, retirement, or redemption. All such sums, dividends, distributions, proceeds, or other property described in clauses
               (A) and (B) preceding shall, if received by any Person other than Pledgee, be held in trust for the benefit of Pledgee and shall forthwith be delivered to Pledgee (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Pledgor in accordance with Pledgee's instructions) to be held subject to the terms of this Pledge Agreement. Any cash proceeds of the Collateral, other than cash dividends which Pledgor is then permitted to receive and retain under the Loan Papers, which come into the possession of Pledgee may, at Pledgee's option, be applied in whole or in part to the Obligations (to the extent then due), be released in whole or in part to or on the written instructions of Pledgor for any general or specific purpose otherwise permitted by the Loan Papers, or be retained in whole or in part by Pledgee as additional security for the payment and performance of the Obligations. All interest and other amounts earned from any investment of such proceeds may be dealt with by Pledgee in the same manner as other cash proceeds; and

          (ii) Pledgor shall have the right to vote and give consents with respect to all of the Collateral and to consent to, ratify, or waive notice of any and all meetings; provided that such right
                                                     -------- ----
               shall in no case be exercised for any
               purpose contrary to, or in violation of, any of the terms or the provisions of this Pledge Agreement, the Credit Agreement, or any other Loan Paper.

     (b)  Exercising Shareholder Rights After the Occurrence of a Default.  Upon
          ---------------------------------------------------------------
the occurrence of a Default, Pledgee, without the consent of Pledgor, may:

          (i) At any time vote or consent in respect of any of the Pledged Shares and authorize any Collateral to be voted and such consents to be given, ratify and waive notice of any and all meetings, and take such other action as shall seem desirable to Pledgee, in its discretion, to protect or further the interests of Banks and Pledgee in respect of any of the Pledged Shares as though it were the outright owner thereof, and Pledgor hereby irrevocably constitutes and appoints Pledgee its sole proxy and attorney-in-fact, with full power of substitution to vote and act with respect to any and all Pledged Shares standing in the name of Pledgor or with respect to which Pledgor is entitled to vote and act. The proxy and power of attorney herein granted are coupled with interests, are irrevocable, and shall continue throughout the term of this Pledge Agreement;

          (ii) In respect of any Pledged Shares, join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to Pledgee in respect of any such Pledged Shares, and deposit any such Pledged Shares under any such plan; make any exchange, substitution, cancellation, or surrender of such Pledged Shares required by any such plan and take such action with respect to any such Pledged Shares as may be required by any such plan or for the accomplishment thereof; and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of Pledged Shares from the Lien of this Pledge Agreement;

          (iii)Receive all payments of whatever kind made upon or with respect to any Collateral; and

          (vi) Transfer into its name, or into the name or names of its nominee or nominees, all or any of the Collateral.

     (c)  Right of Sale After the Occurrence of a Default.  Upon the occurrence
          -----------------------------------------------
of a Default, Pledgee may sell, without recourse to judicial proceedings, with the right (except at private sale) to bid for and buy, free from any right of redemption, the Pledged Shares or any part thereof, upon five (5) days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to Pledgor of the time and place of sale, for cash, upon credit or for future delivery, at Pledgee's option and in Pledgee's complete discretion:

          (i) At public sale, including a sale at any broker's board or exchange;

          (ii) At private sale in any manner which will not require the Pledged Shares, or any part thereof, to be registered in accordance with The Securities Act of 1933 (as amended, the "Act") or the rules
                                                            ---
               and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by Pledgee at any such private sale or other disposition in the manner mentioned above. Pledgee is also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Pledgee may deem required or appropriate in the event of sale or disposition of any of the Pledged Shares. Pledgor understands that Pledgee may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Shares, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Pledgor agrees (a) that in the event Pledgee shall so sell the Pledged Shares, or any portion thereof, at such private sale or sales, Pledgee shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such a private sale thereof (any expense borne by Pledgee in obtaining such advice to be paid by Pledgor as an expense related to the exercise by Pledgee of its rights hereunder), and (B) that such reliance shall be conclusive evidence that Pledgee handled such matter in a commercially reasonable manner.

     In case of any sale by the Pledgee of the Pledged Shares on credit or for future delivery, the Pledged Shares sold may be retained by Pledgee until the selling price is paid by the purchaser, but Pledgee shall incur no liability in case of failure of the purchaser to take up and pay for the Pledged Shares so sold. In case of any such failure, such Pledged Shares so sold may be again similarly sold.

     In connection with the sale of the Pledged Shares, Pledgee is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Pledgee to render such sale exempt from the registration requirements of the Act, and any applicable state securities laws, and no sale so made in good faith by Pledgee shall be deemed not to be "commercially reasonable" because so made. If Pledgee determines to exercise its right to sell all or any of the Pledged Shares, and if in the opinion of Gardere & Wynne, L.L.P. or such other reputable law firm selected by Pledgee ("Law Firm"), it is necessary or advisable to have such securities registered
  --------
under the provisions of such Act, or any similar law relating to the registration of securities, Pledgor agrees, at its own expense, to (i) execute and deliver all such instruments and documents, and to do or cause to be done other such acts and things as may be necessary or, in the opinion of Law Firm, advisable to register such securities under the provisions of such Act or any applicable similar law relating to the registration of securities, and Pledgor will use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as Pledgee shall reasonably request, and to make all amendments thereof and/or to the related prospectus which, in the opinion of Law Firm, are necessary or desirable, all in conformity with the requirements of such Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (ii) use its best efforts to qualify such securities under state "blue sky" or securities laws and to obtain the necessary approval of any Tribunal (as hereinafter defined) to the sale of such securities, all as reasonably requested by Pledgee; and (iii) at the request of Pledgee, indemnify and hold harmless, and to cause the Restricted Subsidiaries to agree to indemnify and hold harmless, Pledgee, each Bank, any underwriters (and any Person controlling any of the foregoing), and their respective employees, officers, agents, attorneys, and accountants (collectively, the "Indemnified Parties") from and against any loss, liability,
                    -------------------
claim, damage and expense (including without limitation, reasonable fees of counsel incurred in connection therewith) under such Act or otherwise, insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under such Act or other securities laws, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or any alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party; provided that Pledgor shall not be liable in any case to the extent that any such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to Pledgor and/or the Restricted Subsidiaries by an Indemnified Party. As used in this Paragraph 9(c) and in Paragraph 15(a), the term "Tribunal" means any court or
                                                 --------
governmental department, commission, board, bureau, agency or instrumentality of the United State or of a state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereinafter constituted or existing.

     (d)  Other Rights After a Default.  Upon the occurrence of a Default,
          ----------------------------
Pledgee, at its election (but subject to the terms and conditions of the Credit Agreement) may exercise any and all rights available to a secured party under the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended, in addition to any and all other rights afforded by the Loan Papers, at law, in equity, or otherwise.

     (e)  Application of Proceeds.  Pledgee shall apply the proceeds of any sale
          -----------------------
or other disposition of the Pledged Shares in the manner provided in the Credit Agreement.

     8.   Notices.  Whenever this Pledge Agreement requires or permits any
          -------
consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be given in the manner provided in Section 14.1 of the Credit Agreement.

     9.   Right to File as Financing Statement.  Pledgee or any Bank shall have
          ------------------------------------
the right at any time to execute and file this Pledge Agreement as a financing statement, but the failure of Pledgee or any Bank to do so shall not impair the validity or enforceability of this Pledge Agreement.

     10.  Waiver of Certain Rights.  (a) To the full extent that it may lawfully
          ------------------------
so agree, Pledgor agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of all or any part of the Pledges Shares or the possession thereof by any purchaser at any sale hereunder, and Pledgor hereby waives the benefit of all such laws to the extent it lawfully may. Each right, power and remedy of Pledgee provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Pledgee of any one or more of such rights, power or remedies shall not preclude the simultaneous or later exercise by Pledgee of any or all such other rights, powers or remedies. No failure or delay on the part of Pledgee to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any such remedies shall operate as a waiver thereof, or limit or impair Pledgee's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

     (b) Except to the extent required under the Credit Agreement or any other Loan Paper, Pledgor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever in respect of the Notes as well as any requirement that the Pledgee or any holder of any of the Notes exhausts any right or remedy or takes any action in connection with the Notes or the Loan Papers before exercising any right or remedy under this Pledge Agreement. The obligations of Pledgor hereunder shall not be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the consent of Pledgor:

     (i) the waiver by Pledgee or any of the holders of the Notes of the performance or observance by Pledgor or any other Borrower of any of its agreements, covenants, terms or conditions contained in the Loan Papers or in any Note;

    (ii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, winding up, or other similar proceedings affecting Pledgor, the Restricted Subsidiaries or any Borrower;

   (iii) the release by operation of law of Pledgor or any other Borrower from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Papers; or

    (iv) the release of any security for the Notes, whether under this Pledge Agreement or any of the Loan Papers.

     11.  Amendments.  This Pledge Agreement may be amended only by an
          ----------
instrument in writing executed jointly by Pledgor and Pledgee (subject to the approval of the requisite Banks as provided in the Credit Agreement) and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     12.  Multiple Counterparts.  This Pledge Agreement may be executed in a
          ---------------------
number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one agreement; but, in making proof of this Pledge Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     13.  Parties Bound; Assignment.  This Pledge Agreement shall be binding on
          -------------------------
Pledgor and Pledgor's successors and assigns and shall inure to the benefit of Pledgee and Pledgee's successor and assigns.

     14.  Invalid Provisions.  If any provision of this Pledge Agreement is held
          ------------------
to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Pledge Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Pledge Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     15.  COMPLETE AGREEMENT.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN PAPERS
          ------------------
COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG PLEDGEE AND PLEDGOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF PLEDGOR AND PLEDGEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PLEDGOR AND PLEDGEE.

     16.  WAIVER OF JURY TRIAL.  PLEDGOR, FOR ITSELF, ITS SUCCESSORS AND
          --------------------
ASSIGNS, AND THE PLEDGEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RIGHT TO A JURY TRIAL IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

     17.  TEXAS LAW.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN PAPERS HAVE BEEN
          ---------
EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE

PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF PLEDGEE WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

     EXECUTED as of April 1, 1997.

                                PLEDGOR:

                                PATINA OIL & GAS CORPORATION,
                                a Delaware corporation


                                By:  /s/ David J. Kornder
                                     --------------------------
                                     David J. Kornder,
                                     Vice President



ACCEPTED AND AGREED as of the
1st day of April, 1997,

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Administrative Agent for the Banks


By:  /s/ Dale S. Hurd
     ----------------------------
     Dale S. Hurd,
     Senior Vice President

                                   EXHIBIT C
                                   ---------

                                   GUARANTY


     THIS GUARANTY (this "Guaranty") is dated as of the 1st day of April, 1997,
                          --------
by SOCO Wattenberg Corporation, a Delaware corporation ("Guarantor"), in favor
                                                         ---------
of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, NATIONSBANK OF TEXAS, N.A., CIBC, INC., CREDIT LYONNAIS NEW YORK BRANCH, WELLS FARGO BANK, N.A., and BANK ONE, TEXAS, N.A. and each of their successors and assigns as permitted pursuant to
Section 14.10 of the Credit Agreement (Texas Commerce Bank National Association [acting as Bank but not as Administrative Agent], NationsBank of Texas, N.A. [acting as a Bank but not as Documentary Agent], CIBC, Inc., Credit Lyonnais New York Branch and Wells Fargo Bank, N.A. [each acting as a Bank but not as Co-Agents] and Bank One, Texas, N.A. acting as a Bank, and each of their successors and assigns are collectively referred to herein as "Noteholders").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Patina Oil & Gas Corporation, a Delaware corporation ("Borrower"),
                                                                     --------
Noteholders, Texas Commerce Bank National Association, as Administrative Agent ("Administrative Agent"), NationsBank of Texas, N.A., as Documentary Agent and
  --------------------
CIBC, Inc., Credit Lyonnais and Wells Fargo Bank, N.A., as Co-Agents are parties to that certain Amended and Restated Credit Agreement (the "Credit Agreement")
                                                            ----------------
dated effective as of April 1, 1997, pursuant to which Noteholders have agreed to (i) make a revolving credit loan to Patina, and (ii) issue and participate in Letters of Credit issued on behalf of Borrower and certain of its Restricted Subsidiaries (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, Noteholders have required, as a condition to making the Loan under the Credit Agreement, that Guarantor execute and deliver this Guaranty; and

     WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the Loan to be made by Banks thereunder; and

     WHEREAS, Guarantor has further determined that the benefits accruing to it from the Credit Agreement exceed Guarantor's anticipated liability under this Guaranty.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

     1. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that Borrower will properly and timely perform the Obligations. Notwithstanding any contrary provision in this Guaranty, however, Guarantor's maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof).

     2. If Guarantor is or becomes liable for any indebtedness owing by Borrower to Noteholders by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Noteholders hereunder shall be cumulative of any and all other rights that Noteholders may ever have against Guarantor. The exercise by Noteholders of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     3. In the event of default by Borrower in payment of the Obligations, or any part thereof, when such Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Noteholders of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such Obligations, pay the amount due thereon to Noteholders at the Administrative Agent's office as set forth in the Credit Agreement, and it shall not be necessary for any Noteholder, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Borrower or others liable on such Obligations, to have Borrower joined with Guarantor in any suit brought under this Guaranty or to enforce their rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event Noteholders elect to enforce and/or exercise any remedies they may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Noteholders on the Obligations and not repaid or recovered incident to the exercise of such remedies.

     4. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by Guarantor.

     5. Each payment on the Obligations shall be deemed to have been made by Borrower unless express written notice is given to Administrative Agent at the time of such payment that such payment is made by Guarantor as specified in such notice.

     6. If all or any part of the Obligations at any time are secured, Guarantor agrees that Noteholders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Loan Papers executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if Borrower executes in favor of Noteholders any collateral agreement, mortgage or other security instrument, the exercise by Noteholders of any right or remedy thereby conferred on Noteholders shall be wholly discretionary with Noteholders, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that Noteholders and Administrative Agent shall not be liable for their failure to use diligence in the collection of the Obligations or in preserving the liability of any person liable for the Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof.

     7. Guarantor agrees that Noteholders, in their discretion, may (i) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them,
(ii) compound or settle with any one or more of such guarantors for such consideration as the Noteholders may deem proper, and (iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Noteholders to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by Noteholders permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

     8. Guarantor represents and warrants to Noteholders that (i) Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware; and (ii) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws; and no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof delivered to Noteholders). As used in this Paragraph 8, "Debtor
                                                                         ------
Relief Laws" means the Bankruptcy Code of the United States of America and all
-----------
other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     9. Guarantor covenants and agrees that until the Obligations are paid and performed in full, except as otherwise provided in the Credit Agreement or unless Noteholders give their prior written consent to any deviation therefrom, it will (i) at all times maintain its existence and authority to transact business in any State where Guarantor has assets and operations; and (ii) promptly deliver to Noteholders and to Administrative Agent such information respecting its business affairs, assets and liabilities as Noteholders may reasonably request. The failure of Guarantor to comply with the terms of this paragraph shall be a Default under the Credit Agreement.

     10. This Guaranty is for the benefit of the Noteholders, their successors and assigns, and in the event of an assignment by Noteholders (or their successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. Subject to the preceding paragraph hereof, this Guaranty is binding, not only on Guarantor, but on the legal representatives, successors and assigns of Guarantor.

     11. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Required Banks, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Noteholders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Noteholders hereunder are cumulative of each other and of every other right or remedy which Noteholders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     12. No provision herein or in any promissory note, instrument or any other Loan Paper executed by Borrower or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Paper, the provisions of this paragraph shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Papers executed by Borrower or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

     13. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Noteholders all costs and expenses (including court costs and reasonable attorneys fees) incurred by Noteholders in the enforcement hereof.

     14. The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against Borrower and affecting the assets of Borrower.

     15. Guarantor understands and agrees that any amounts of Guarantor on account with Noteholders may be offset to satisfy the obligations of Guarantor hereunder.

     16. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor to the Obligations evidenced by the Credit Agreement and agrees after the occurrence of a Default under the Credit Agreement, or any event which with notice, lapse of time, or both, would constitute a Default under the Credit Agreement, not to permit Borrower to repay, or to accept payment from Borrower of, such indebtedness or any part thereof without the prior written consent of Noteholders.

     17. Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against Borrower, or any other guarantor of the Obligations, as a result of any payment made by Guarantor pursuant to this Guaranty.

     18. As of the date hereof, the fair saleable value of the property of Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, and Guarantor is able to pay all of its liabilities as such liabilities mature and Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

     19. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

      20. (a) Except to the extent required for the exercise of the remedies provided in the other security instruments, Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any Texas state or federal court over any action or proceeding arising out of or relating to this Guaranty or any other Loan Paper, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with this Guaranty or any of the Loan Papers brought in district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Guarantor hereby irrevocably waives any claim that any Litigation brought in any such court has been brought in an inconvenient forum. Guarantor hereby agrees to designate and maintain an agent for service of process in Dallas, Texas in connection with any such Litigation and to deliver to Noteholders evidence thereof. Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor's office at 1625 Broadway Blvd., Suite 2200, Denver, Colorado 80202. Guarantor irrevocably agrees that any legal proceeding against Noteholders shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Nothing herein shall affect the right of Noteholders to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law. As used herein, the term "Litigation" means any proceeding, claim, lawsuit or
                       ----------
investigation (i) conducted or threatened by or before any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing, or (ii) pending before any public or private arbitration board or panel.

     (b)  Nothing in this Paragraph 20 shall affect any right of the Noteholders
                          ------------
to serve legal process in any other manner permitted by law or affect the right of any Noteholder to bring any action or proceeding against Guarantor either jointly or severally in the courts of any other jurisdictions.

     (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Papers.

     21. THIS GUARANTY AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE NOTEHOLDERS, THE ADMINISTRATIVE AGENT AND THE GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE NOTEHOLDERS, THE ADMINISTRATIVE AGENT AND THE GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE NOTEHOLDERS, THE ADMINISTRATIVE AGENT AND THE GUARANTOR.

     22. GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN PAPERS.

     23. THIS GUARANTY AND THE OTHER LOAN PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

     EXECUTED effective as of the date first above written.


                                                   GUARANTOR:

                                                   SOCO WATTENBERG CORPORATION,
                                                   a Delaware corporation

                                                   By:  ______________________
                                                   Its: ______________________

                                   EXHIBIT D
                                   ---------

                             REQUEST FOR BORROWING


     Reference is made to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as from time to time amended, the "Agreement") by and among Patina Oil & Gas Corporation ("Patina"), Texas
 ---------                                               ------
Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais New York Branch, as Co-Agents, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Patina hereby requests a Borrowing in the amount of $_____________ to be advanced on ______________________, _______.

     Patina requests that the Borrowing to be made hereunder shall be [AN ADJUSTED BASE RATE BORROWING] [A EURODOLLAR BORROWING] and shall have the Interest Periods all as set forth below:


     Type of Borrowing      Aggregate Amount      Interest Period
     -----------------      ----------------      ---------------


______________________    __________________    ________________

______________________    __________________    _________________

______________________    __________________    _________________


     Patina and the Authorized Officer of Patina signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Patina as indicated below such officer's signature hereto.

          (b) The representations and warranties of Patina set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. No material changes have occurred in the financial condition of Patina or any of its Subsidiaries since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Agreement.
                       -----------

          (c) There does not exist on the date hereof, any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon Patina's receipt and application of the proceeds requested hereby. Patina will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

          (d) Patina has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Patina on or prior to the date hereof, and each of the conditions precedent to the Borrowing contained in the Agreement remain satisfied in all material respects.

          (e) After giving effect to the Borrowing requested hereby, (i) the Outstanding Credit will not be in excess of the Borrowing Base on the date requested for the making of such Borrowing.

     IN WITNESS WHEREOF, this instrument is executed as of _______________________,19___.


                              PATINA OIL & GAS CORPORATION,
                              a Delaware corporation



                              By:  ___________________________
                              Its: ___________________________

                                   EXHIBIT E
                                   ---------

                         REQUEST FOR LETTER OF CREDIT

     Reference is made to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as from time to time amended, the "Agreement"), by and among Patina Oil & Gas Corporation ("Patina"), Texas
 ---------                                                ------
Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc., and Credit Lyonnais New York Branch, as Co-Agents, and certain other Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

     Pursuant to the terms of the Agreement, Patina hereby requests ________________ ("Issuer") to issue a Letter of Credit for the account of
                   ------
Patina or _______________________, a Restricted Subsidiary of Patina, as follows:

     Type of Commitment:
     ------------------

     Requested Amount              $__________________________
     Requested Date of Issuance    ___________________________
     Requested Expiration Date     ___________________________
     Summary of Terms              ___________________________
     (provide a brief description
     of conditions under which the
     drafts under such Letter of
     Credit are to be available)   ___________________________
     Beneficiary (Name/Address)    ___________________________
                                   ___________________________
                                   ___________________________
                                   ___________________________

     Such Letter of Credit is more particularly described in the Letter of Credit Application and Agreement of Issuer which is attached hereto.

     Patina and the Authorized Officer of Patina signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Patina as indicated below such officer's signature hereto.

          (b) The representations and warranties of Patina set forth in the Agreement and the other Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates. No material changes have occurred in the financial condition of Patina since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Agreement.

          (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon the issuance of the Letter of Credit requested hereby. Patina will use the Letter of Credit solely for purposes permitted by the Agreement.

          (d) Patina has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Patina on or prior to the date hereof, and each of the conditions precedent to the issuance of Letters of Credit contained in the Agreement remain satisfied in all material respects.

          (e) After the issuance of the Letter of Credit requested hereby, the sum of (A) the outstanding principal balance of the Loan, plus (B) the Letter of Credit Exposure, will not be in excess of the Borrowing Base in effect on the date requested for the issuance of such Letter of Credit.

     IN WITNESS WHEREOF, this instrument is executed as of ________________, 19__.

                                   PATINA OIL & GAS CORPORATION
                                   a Delaware corporation



                                   By:  ___________________________
                                   Its: ___________________________

                                   EXHIBIT F
                                   ---------

                                ROLLOVER NOTICE

     Reference is made to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as from time to time amended, the "Agreement"), by and among Patina Oil & Gas Corporation ("Patina"), Texas
 ---------                                                ------
Commerce Bank National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais, as Co-Agents, and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

     [_] Reference is hereby made to the existing Eurodollar Tranche outstanding under the Loan in the amount of $________ which is subject to an Interest Period expiring on _________________, 199__. Patina hereby requests that on the expiration of such Interest Period the portion of the principal of the Loan which is subject to such Tranche be made the subject of [_] an Adjusted Base Rate Tranche or [_] a Eurodollar Tranche having an Interest Period of ____ months.

     [_] Patina hereby requests that on __________________, 199__, a portion of the principal of the Loan in the amount of $______ which is currently the subject of an Adjusted Base Rate Tranche be made the subject of a Eurodollar Tranche having an Interest Period of _____ months.

     Patina and the Authorized Officer of Patina signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Patina as indicated below such officer's signature hereto;

          (b) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default; and

          (c) The representations and warranties of Patina set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

     IN WITNESS WHEREOF, this instrument is executed as of _____________________, 19____.

                                   PATINA OIL & GAS CORPORATION
                                   a Delaware corporation



                                   By:  ___________________________
                                   Its: ___________________________

                                   EXHIBIT G
                                   ---------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated
                                                     ---------
_____________________, 199__, among __________________________ ("Assignor") and
                                                                 --------
______________________________ ("Assignee") and Texas Commerce Bank National
                                 --------
Association, as Administrative Agent for the Banks ("Administrative Agent").
                                                     --------------------


                                  BACKGROUND.

     A. Reference is made to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as it may hereafter be amended or otherwise modified from time to time, being referred to as the "Credit
                                                                   ------
Agreement") among Patina Oil & Gas Corporation, (the "Borrower"), the financial
---------                                             --------
institutions parties thereto as Banks thereunder, Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, and Wells Fargo Bank, N.A., CIBC, Inc. and Credit Lyonnais, as Co-Agents. Unless otherwise defined, terms are used herein as defined in the Credit Agreement.

     B.   This Agreement is made with reference to the following facts:

          (i) Assignor is a Bank under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of Banks under the Credit Agreement.

          (ii) As of the date hereof, the Total Commitment is $__________, Assignor's Commitment is $______________, and Assignor's Commitment Percentage is _______%.

          (iii) As of the date hereof, Assignor's Commitment Percentage of the outstanding principal balance of the Loan is $_______________.

          (iv) On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, as of the Effective Date (as defined below) ___________ percent (_______%) (the "Assigned Percentage") of the Total Commitment
                              -------------------
     (such Assigned Percentage constitutes ________________ percent (________%) of Assignor's Commitment).

                                  AGREEMENT.

     NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

     1. By this Agreement, and effective as of _____________, 199_ (which must be at least five (5) Domestic Business Days after the execution and delivery of this Agreement to Borrower and each Agent for acceptance), Assignor hereby sells and assigns to Assignee, without recourse and, except as provided in paragraph 2
                                                                     -----------
of this Agreement, without representation and warranty, and Assignee hereby purchases and assumes from Assignor, Assignor's rights and obligations under the Credit Agreement, to the extent of the Assigned Percentage of the Loan, the Letter of Credit Exposure, and the Commitment as in effect on the Effective Date.

     2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Paper or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Person or the performance or observance by Borrower or any Person of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to Assignor pursuant to Section 8 of the Credit Agreement, and such
                                  ---------
other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Documentary Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement and the other Loan Papers, are required to be performed by it as a Bank; (e) specifies, as its address for notice and Domestic Lending Office and Eurodollar Lending Office, the offices set forth beneath its name on the signature pages hereof, and (f) if Assignee is not organized under the laws of the United States of America or one of its states, Assignee (a) represents and warrants to Assignor, Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to Assignee in respect of the Obligations and (ii) Assignee has furnished to Administrative Agent and Borrower two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, (b) covenants to
(i) provide Administrative Agent and Borrower a new form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by Assignee, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption, and (c) agrees that if any of the foregoing is not true or the applicable forms are not provided, then Borrower and Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal income Tax at the maximum rate under the Code.

     4. Borrower acknowledges its obligations under the Credit Agreement, and agrees, within five (5) Domestic Business Days after receiving an executed copy of this Agreement to execute and deliver to Administrative Agent, in exchange for the Note or Notes originally delivered to Assignor, new Notes to the order of Assignor and Assignee in amounts equal to their respective amounts of the Commitments.

     5. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Bank thereunder, (b) Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and other Loan Papers, and (c) Assignor's Commitment Percentage shall be ______%, and Assignee's Commitment Percentage shall be _____%.

     6. From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and other amounts with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     7. This Agreement shall not become effective until (a) counterparts of this Agreement are executed and delivered by Assignor and Assignee to Borrower, Administrative Agent and each Bank, (b) Borrower, each Agent and each Bank execute such counterparts, and (c) Administrative Agent receives a processing fee of $2,500 from Assignor or Assignee.

     8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to principles of conflict of laws.

                                   ASSIGNOR:
                                   --------

                                   ____________________________


                                   By:_________________________
                                   Its:________________________

                                   ASSIGNEE:
                                   --------
Address for Notice:
------------------
                                   By:____________________________
____________________________       Its:___________________________

____________________________
____________________________
Attn:_______________________
Tel:________________________
Fax:________________________

Domestic Lending Office:
-----------------------

____________________________
____________________________
____________________________
____________________________


Eurodollar Lending Office:
-------------------------

____________________________
____________________________
____________________________
Attn:_______________________
Tel:________________________
Fax:________________________


                                   ADMINISTRATIVE AGENT:
                                   --------------------

                                   TEXAS COMMERCE BANK
                                   NATIONAL ASSOCIATION,
                                   as Administrative Agent


                                   By:____________________________
                                   Its:___________________________


BORROWER:
--------

Accepted and approved this ____ day
of ________________________, 199_:

Patina Oil & Gas Corporation


By:____________________________
Its:___________________________

                                   EXHIBIT H
                                   ---------

                       CERTIFICATE OF OWNERSHIP INTEREST

     This Certificate of Ownership Interest (this "Certificate") is executed and
                                                   -----------
delivered pursuant to that certain Amended and Restated Credit Agreement dated effective as of April 1, 1997 (as amended from time to time, the "Agreement"),
                                                                  ---------
by and among Patina Oil & Gas Corporation ("Patina"), Texas Commerce Bank
                                            ------
National Association, as Administrative Agent, NationsBank of Texas, N.A., as Documentary Agent, Wells Fargo Bank, N.A., CIBC, Inc., and Credit Lyonnais, as Co-Agents, and certain Banks as named and defined therein. Unless otherwise defined herein, all capitalized terms shall have the meanings given such terms in the Agreement.

     In order to induce each Bank to enter into the Agreement and to make the Loan thereunder, Patina hereby represents and warrants to each Bank that after giving effect to the Merger, Patina holds good and valid title, beneficially and of record, subject only to Permitted Encumbrances, to the working interests and net revenue interests in and to all material oil and gas properties which are set forth in the Current Reserve Report.

     Patina acknowledges and agrees that each Bank is relying on this Certificate and the representations and warranties herein contained in entering into the Agreement and committing to make Loan thereunder, and but for Patina's execution and delivery of this Certificate, Banks would not enter into the Agreement and commit to extend credit thereunder.

     Executed effective as of the 1st day of April, 1997.

                                   PATINA OIL & GAS CORPORATION,
                                   a Delaware corporation


                                   By:____________________________
                                   Its:___________________________

                                  SCHEDULE 1

                            FINANCIAL INSTITUTIONS

      =================================================================================================================
                         Banks                                   Commitment Amount              Commitment Percentage
                         -----                                              ------                         ----------
      -----------------------------------------------------------------------------------------------------------------
        Texas Commerce Bank National Association                    $ 27,500,000                        19.643%
      -----------------------------------------------------------------------------------------------------------------
        NationsBank of Texas, N.A.                                  $ 25,000,000                        17.857%
      -----------------------------------------------------------------------------------------------------------------
        CIBC, Inc.                                                  $ 22,500,000                        16.071%
      -----------------------------------------------------------------------------------------------------------------
        Credit Lyonnais New York Branch                             $ 22,500,000                        16.071%
      -----------------------------------------------------------------------------------------------------------------
        Wells Fargo Bank, N.A.                                      $ 22,500,000                        16.071%
      -----------------------------------------------------------------------------------------------------------------
        Bank One, Texas, N.A.                                       $ 20,000,000                        14.287%
      -----------------------------------------------------------------------------------------------------------------
        Totals:                                                     $140,000,000                           100%
      =================================================================================================================

====================================================================================================================================
          Banks                   Domestic Lending Office           Eurodollar Lending Office              Address for Notice
          -----                   -----------------------           -------------------------              ------------------
----------------------------------------------------------------------------------------------------------------------------------
Texas Commerce Bank National    2200 Ross Avenue, 3rd Floor        2200 Ross Avenue, 3rd Floor        2200 Ross Avenue, 3rd Floor
 Association                    Dallas, Texas 75201                Dallas, Texas 75201                Dallas, Texas 75201
                                Fax No. (214) 965-2389             Fax No. (214) 965-2389             Fax No. (214) 965-2389
----------------------------------------------------------------------------------------------------------------------------------
NationsBank of Texas, N.A.      901 Main Street, 64th Floor        901 Main Street, 64th Floor        901 Main Street, 64th Floor
                                Dallas, Texas 75202                Dallas, Texas 75202                Dallas, Texas 75202
                                Fax No. (214) 508-1285             Fax No. (214) 508-1285             Fax No. (214) 508-1285
----------------------------------------------------------------------------------------------------------------------------------
CIBC, Inc.                      2727 Paces Ferry Road, Suite 1200  2727 Paces Ferry Road, Suite 1200  909 Fannin, Suite 1200
                                Atlanta, GA 30339                  Atlanta, GA 30339                  Houston, Texas 77010
                                Fax No. (770) 319-4950             Fax No. (770) 319-4950             Fax No. (713) 650-3727
----------------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais New York        1000 Louisiana, Suite 5360         1000 Louisiana, Suite 5360         1000 Louisiana, Suite 5360
 Branch                         Houston, Texas 77002               Houston, Texas 77002               Houston, Texas 77002
                                Fax No. (713) 751-0307             Fax No. (713) 751-0307             Fax No. (713) 751-0307

----------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, N.A.          633 Seventeenth Street,            633 Seventeenth Street,            633 Seventeenth Street,
                                3rd Floor, North Tower             3rd Floor, North Tower             3rd Floor, North Tower
                                Denver, Colorado 80270             Denver, Colorado 80270             Denver, Colorado 80270
                                Fax No. (303) 293-5120             Fax No. (303) 293-5120             Fax No. (303) 293-5120
----------------------------------------------------------------------------------------------------------------------------------
Bank One, Texas, N.A.           500 Throckmorton, 10th Floor       500 Throckmorton, 10th Floor       500 Throckmorton, 10th Floor
                                Ft. Worth, Texas 76102             Ft. Worth, Texas 76102             Ft. Worth, Texas 76102
                                Fax No. (817) 884-5622             Fax No. (817) 884-5622             Fax No. (817) 884-5622
----------------------------------------------------------------------------------------------------------------------------------

Administrative Agent - Address:

  1111 Fannin, 9th Floor        with a copy to:      2200 Ross Avenue, 3rd Floor
  Houston, Texas 77002                               Dallas, Texas 75201
  Attn: Gale Manning                                 Attn: Tim Perry
  Fax: (713) 750-3810                                Fax: (214) 965-2389

Documentary Agent - Address:

  901 Main Street, 64th Floor
  Dallas, Texas 75202
  Fax: (214) 508-1285

                                  SCHEDULE 2

                                  INVESTMENTS

                                     None

                                  SCHEDULE 3

                                     TAXES

1. Audit of federal income tax return for 1993. The claimed deficiency, which Borrower will contest vigorously, is approximately $1,064,000.

2. Audit of Colorado income tax return for 1992. A notice of deficiency for taxes of $136,760 has been received, which Borrower is appealing. Borrower has established reserves for this deficiency, plus interest.

3. Audit of Colorado sales and use taxes for 1990 through 1993. A notice of deficiency has been received, which Borrower is appealing. Borrower has established a reserve of $50,000.

4. Audit of Colorado severance tax returns for 1991 through 1993. A notice of deficiency for taxes of $478,363 has been received, which Borrower is protesting. Borrower has established a reserve of $511,000.

                                  SCHEDULE 4

                                 SUBSIDIARIES

Name and                      Qualified         Issued and Outstanding          Options,
State of Incorporation        Jurisdictions     Stock and Holder                Warrants, etc.
----------------------        -------------     ----------------------          --------------
SOCO Wattenberg               Colorado          1,000                           None
Corporation                   Nebraska          Common
Delaware                                        Patina Oil & Gas Corporation
Patina Well Services, Inc.    Colorado          100                             None
Colorado                                        Patina Oil & Gas Corporation

                                  SCHEDULE 5

                                  OBLIGATIONS

                                     None

                                  SCHEDULE 6

                                     DEBT

                                   3/31/97
                                   -------
                                   (000's)

     Senior Bank Debt              87,450

     Senior Subordinated Notes     99,891
                                   ------

     Total Debt                   187,341
                                  =======